Exhibit 99.2

Vonage Acquires TokBox, the Leading Programmable Video Provider

–	Acquisition enhances Vonage’s strategy to provide a differentiated, fully programmable communications solution for developers and businesses of all sizes

–	More than 2,300 customers, including The Royal Bank of Scotland, InTouch Health, KickStarter and Chegg rely on TokBox to integrate live video into their applications and websites

HOLMDEL, N.J., August 1, 2018 - Vonage Holdings Corp. (NYSE: VG) ("the Company") has acquired TokBox Inc. ("TokBox"), a subsidiary of Telefonica, S.A. (“Telefonica”) in an all-cash transaction for an enterprise value of $35 million, including assumed liabilities. San Francisco-based TokBox is the industry-leader in WebRTC programmable video.
Accelerates Vonage’s Platform Strategy
The acquisition of TokBox places Vonage in the leadership position in the programmable video sector with the strongest level of global adoption among video API providers. TokBox enables developers and enterprises to integrate live video into websites, mobile apps, and IoT devices with just a few lines of code.
The acquisition also meaningfully broadens the Vonage API Platform by adding video to its existing strength in voice, SMS and IP messaging.
“We are incredibly excited to announce the acquisition of TokBox, the global leader in programmable video APIs. With TokBox, our API portfolio expands beyond voice, SMS and IP messaging to include global leadership in programmable video. TokBox significantly expands our total addressable market, and it is a major step towards global leadership in cloud communications,” said Vonage CEO Alan Masarek.
Mr. Masarek continued, "The addition of the TokBox team also brings a workforce of skilled technologists to help accelerate our pace of innovation. We are excited to welcome TokBox’s team to our growing Vonage family."
Significantly Expands Vonage's Total Addressable Market
According to IDC, the U.S. programmable video market will be a $7.4 billion opportunity by 2022, representing more than a 140% four-year CAGR. This growth is being driven by three key factors:

–	The adoption of WebRTC, which has emerged as the worldwide standard for high quality video communications

–	The reduction in cost and complexity that programmable video provides developers to integrate live video

–	The near ubiquity of video-capable devices, coupled with improvements in network infrastructure which minimize video latency

Mark Winther, VP Telecom Consulting for IDC, commented, "Already a strong provider in programmable SMS, voice and IP messaging, this strategic move by Vonage builds out its portfolio of cloud communications capabilities. Tokbox extends Vonage’s ability to gain share in the fast growing CPaaS market with a set of interactive video APIs and a customer base that proves the value of programmable video communications."

High Quality, Enterprise Level Video Communications
Founded in 2007, TokBox has the highest level of global adoption among programmable video providers using WebRTC. TokBox has more than 2,300 global customers across a range of applications including: online education, financial institutions, help desks, telemedicine, field services, interactive broadcasts and social media. Today, over 1,700 mobile apps use the TokBox software development kit across Android and iOS.
With the addition of TokBox to the Vonage platform, developers will benefit from a simple, flexible and scalable programmable video solution to create engaging, embedded communications experiences.
Scott Lomond, CEO of TokBox, commented, "TokBox established itself early on as an industry leader based on the belief that the WebRTC standard had significant potential to drive a wave of innovation and value creation. As WebRTC has gained traction, our growth has been supported by the ability of our platform to simplify the integration of live video into websites and mobile apps for developers.”
Transaction Overview
Vonage is financing the acquisition through existing revolver capacity. Pro-forma for the transaction, net debt to OIBDA was approximately 1.1 times.
David Pearson, CFO of Vonage, commented, “Acquisitions continue to be a core part of our strategy to expand our total addressable market and accelerate our pace of product innovation, while providing new solutions to our customers to drive better business outcomes.”
Perella Weinberg Partners L.P. served as sole financial advisor and Morrison & Foerster LLP served as legal counsel to Vonage. LionTree Advisors, LLC served as sole financial advisor and Goodwin Procter LLP served as legal counsel to Telefonica.
Conference Call
Vonage will discuss further details of this transaction at 8:30 AM Eastern Time on August 1, 2018 during the Company's Second Quarter 2018 earnings call. To participate, please dial (866) 891-8177 approximately 10 minutes prior to the call. International callers should dial (412) 902-6756.
A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website or by dialing (877) 344-7529 or (412) 317-0088, passcode 10122031.
Safe Harbor Statement
This press release contains forward-looking statements, including statements about the benefits of the acquisition of TokBox; acquisition integration; the combined company's plans, objectives, expectations and intentions with respect to future operations, products and services; the competitive position and opportunities of the combined company; the impact of the acquisition on the market for the combined company's products and services; the timing of the completion of the acquisition; and capital expenditures, and other statements that are not historical facts or information constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.
In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost effectively; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; risks related to the acquisition or integration of businesses we have acquired; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third party hardware and software; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to comply with data privacy and related regulatory matters; our ability to obtain or maintain relevant intellectual property licenses; failure to protect our trademarks and internally developed software; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of business services; risks associated with legislative, regulatory or judicial actions regarding our business products; risks associated with operating abroad; risks associated with the taxation of our business; risks associated with a material weakness in our internal controls; governmental regulation and taxes in our international operations; liability under anti-corruption laws or from governmental export controls or economic sanctions; our dependence on our customers' broadband connections; restrictions in our debt agreements that may limit our operating flexibility; foreign currency exchange risk; our ability to obtain additional financing if required; any reinstatement of holdbacks by our credit card processors; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; certain provisions of our charter documents/and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
About Vonage
Vonage (NYSE:VG) is redefining business communications. True to our roots as a technology disruptor, we've embraced technology to transform how companies communicate to create better business outcomes. Our unique cloud communications platform brings together a robust unified communications solution with the agility of embedded, contextual communications APIs. This powerful combination enables businesses to collaborate more productively and engage their customers more effectively across messaging, chat, social media, video and voice.
The Company also provides a robust suite of feature-rich residential communication solutions.
Vonage Holdings Corp. is headquartered in Holmdel, New Jersey, with offices throughout the United States, Europe, Asia and Israel. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc. www.vonage.com
About TokBox
TokBox develops and operates the OpenTok Platform, making it fast and easy to add live video communications into online and mobile websites, apps and services. The scalable, customizable platform gives users the creative freedom to develop any video interaction, from one-to-one chats to large-scale broadcasts.
The first platform to incorporate support for WebRTC, OpenTok caters to enterprises, entrepreneurs and developers with powerful APIs and a global cloud infrastructure. OpenTok has been used to stream WebRTC live video in over 36,000 applications since 2013 for companies including InTouch Health, Kickstarter, Royal Bank of Scotland, and Chegg. www.tokbox.com
Investor Contact: Hunter Blankenbaker (732) 444-4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano (732) 365-1363; joann.tizzano@vonage.com